[English Translation]

Technical Solution Agreement between Beijing Xin’ao Concrete Co., Ltd & Beijing Yucheng Jianda Concrete Co., Ltd

Party A: Beijing Xin’ao Concrete Co., Ltd

Party B: Beijing Yucheng Jianda Concrete Co., Ltd

In accordance with the purpose of strengthening both parties’ competitiveness and area benefit, Xin’ao and Xinghang agree to jointly set up a strategic partnership.

1. Both parties develop a strategic co-operation in concrete industry. Party A shall provide technical service to Party B. Also both parties develop marketing strategic co-operation.
i. Party A shall provide technical solution services aiming at decreasing the material cost for Party B. This service should guarantee that Party B’s cost must decrease at least RMB 5 Yuan than that in 2007. Party A shall share 70% and Party B share 30% of the benefit exceeding RMB 5yuan. The details can be negotiated.
ii. Both parties shall transfer the project which does not belong to one’s service radius to the other party or assist the other party in conclusion of the contract. The beneficiary (party) shall pay certain amount of money on the basic of project quantity and benefit but no less than RMB5yuan per square.
iii. During the process of bidding, under the precondition of compliance with the laws, both parties shall provide services to each other for free.

2. Service Mechanism. In order to push the services effectively, both parties agree:
i.	Both parties will hold a top executive meeting every 90 days to solve the technical solution problems during co-operation.
ii.	The people who in charge of technical, quality, laboratory and other relevant people in both parties will have a marketing co-ordination meeting every 30 days to solve the problem during co-operation.
iii.	Both parties will assign a person who is in charge of daily communication respectively.
iv.

3. Party B shall not disclose any technical solution provided by Party A to any third party or use at any other plant. Party B shall not use Party A’s qualification.

4. Any issues which have not been included will be recorded in “Meeting Minutes” after both parties sign. If both parties meet any important issues, a complementary agreement should be concluded. The “Meeting Minutes” and the complementary agreement have the same legal valid.

5. This agreement shall come into force on the day on which it is signed by legal representatives of both parties.

Party A	Party B